UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 647-2750

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were considered and acted upon at the 2014 Annual Meeting, with the results indicated below.

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Brian P. Anderson	282,158,105	5,271,180	47,778,051
Bryce Blair	285,564,179	1,865,106	47,778,051
Richard J. Dugas, Jr.	278,089,002	9,340,283	47,778,051
Thomas J. Folliard	285,631,004	1,798,281	47,778,051
Cheryl W. Grisé	283,765,958	3,663,327	47,778,051
Andre J. Hawaux	285,626,683	1,802,602	47,778,051
Debra J. Kelly-Ennis	282,332,497	5,096,788	47,778,051
Patrick J. O'Leary	285,600,616	1,828,669	47,778,051
James J. Postl	284,413,549	3,015,736	47,778,051

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	332,030,567	2,218,489	958,280	—
Advisory vote on executive compensation	279,865,962	6,224,205	1,339,118	47,778,051
Proposal requesting the election of directors by a majority, rather than plurality, vote	142,777,690	143,696,269	955,326	47,778,051
Proposal regarding the use of performance-based options	82,344,657	203,517,472	1,567,156	47,778,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 9, 2014	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Senior Vice President,
General Counsel
and Secretary

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